EXHIBIT 21.1

SUBSIDIARIES OF YAHOO! INC.

Name	Jurisdiction of Incorporation	Percent Ownership if Less Than 100%

Yahoo! UK Limited	United Kingdom	70%
Yahoo! Holdings Limited	United Kingdom
Yahoo! France SAS	France	70%
Yahoo! (Deutschland) GmbH	Germany	70%
Yahoo! Pte Ltd	Singapore
Yahoo! Danmark ApS	Denmark
Yahoo! Norway AS	Norway
Yahoo! Sweden AB	Sweden
Yahoo! Korea	Korea	67%
Yahoo! Media SL	Spain
Yahoo! Holdings Ltd. (Hong Kong)	Hong Kong
Yahoo! Brasil Internet Ltda	Brazil
Yahoo! Mexico	Mexico
Yahoo! Australia	Australia
Yahoo! Japan	Japan	34%
Yahoo! Canada	Canada
Yahoo! de Argentina S.R.L.	Argentina
Yahoo! Europe International LLC	Cayman Islands	70%
Yahoo! Europe Subsidiary Holdings Limited	United Kingdom
Yahoo! Italia S.R.L.	Italy	99%
Yahoo! Web Services India Private Limited	India
Yahoo! Cayman Islands (Asia) Holdings Limited	Cayman Islands
Yahoo! Asia (China) Holdings Limited	British Virgin Islands
Yahoo! China Holding Company Limited	British Virgin Islands
Yahoo! Netherlands BV	Netherlands
Yahoo! (Shanghai) International Technology Co. Ltd	Hong Kong
E-Com Management N.V.	Netherlands, Antilles
eGroups GmbH	Germany
eGroups KK	Japan
eGroups International Ltda.	Brazil
eGroups International (Canada) Inc.	Canada
GeoCities Canada	Canada
Yahoo! International Branch Holdings, Inc.	California
Yahoo! International Subsidiary Holdings, Inc.	California
Yahoo! Europe International LLC	Delaware	70%
Yahoo! International Acquisition Holdings, Inc.	Delaware
Indigo Acquisition Corporation	California
GeoCities	Delaware
Futuretouch Corporation	California
Broadcast.com	Delaware
Simple Network Communications, Inc.	California
NetRoadshow, Inc.	Georgia
Innovative Systems Services Group, Inc.	California
Arthas.com, Inc.	California
Vivasmart, Inc.	Delaware
eGroups, Inc.	Delaware

ONElist, Inc.	California
Jewel Acquisition Corporation	Delaware
BRANCHES OF YAHOO! INC.
Name	Jurisdiction of Registration

Yahoo! Taiwan	Taiwan
eGroups, International Inc.	France
eGroups, International Inc.	Malaysia
eGroups, International Inc.	Netherlands
eGroups, International Inc.	UK
eGroups, International Inc.	Australia
eGroups, International Inc.	Sweden